Exhibit 99.1

China Digital Communication Group Elects New Chief Executive Officer and Chief Operating Officer

LOS ANGELES, CA and SHENZHEN, CHINA — (MARKET WIRE) — May 30, 2006 — China Digital Communication Group (OTC BB:CHID.OB — News) announced today that Ran Liang, CEO of Shenzhen Lan Ke Electronic Co., has been appointed CEO of the company.

After graduating from JiangXi University of Finance and Economics with a bachelor’s degree in accounting and international business, Ms. Liang began her career as the audit project manager at Shenzhen Zheng Feng Li Fu CPA firm. In 1998, she was certified as a CPA in China, then became director of the finance department at Zhong Wang Assets Management Co., Ltd., in 2001. Ms. Liang became the customer manager at Hua Xia Bank, Shenzhen Branch in 2002. In 2003, she held the position of chief financial officer of Shenzhen Lan Ke Electronic Co., Ltd., then was promoted to CEO.

China Digital Communications Group President Yu Xi Sun, who has served as temporary CEO since Chang Chun Zheng stepped down in early April, said, “Ran Liang is a talented individual who we believe will successfully lead our company through two important acquisitions this year. She has quickly risen to the top of all of her ventures. The board is confident she is the best person for the job and help establish China Digital as a recognized leader in our industry.”

Ms.     Liang said, “I thank the China Digital Board of Directors and shareholders for this opportunity. I will immediately begin working to complete the two previously announced acquisitions on schedule. Under the leadership of this management team and the company’s business strategy, I believe we will achieve our goal of becoming a leader in the field of energy and telecommunications, especially 3G areas, through mergers and acquisitions and attaining our objective of maximizing shareholder value.”

About China Digital Communication Group

China Digital Communication Group, through its wholly owned subsidiary, Shenzhen E’Jenie Science and Technology Co., Ltd. (E’Jenie), is one of China’s leading manufacturers and developers of advanced telecommunications equipment. E’Jenie sells advanced high-quality lithium-ion battery shell and cap products to all major lithium-ion battery cell manufacturers in China. E’Jenie’s products are used to power mobile phones, MP3 players, laptops, digital cameras, PDAs, camera recorders and other consumer electronic digital devices. China Digital Communication Group is continuing its expansion across East Asia, while seeking distribution partners and acquisitions in new global markets, including the United States. For more information, visit http://www.chinadigitalgroup.com or contact Roy Teng of China Digital, (310) 461-1322, e-mail: info@chinadigitalgroup.com.

An investment profile on China Digital Communication Group may be found at http://www.hawkassociates.com/chinadigital/profile.php.

For investor relations information regarding China Digital Communication Group, contact Frank Hawkins or Ken AuYeung, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-looking statement: Except for the historical information, the matters discussed in this news release may contain forward-looking statements, including, but not limited to, factors relating to future sales. These forward-looking statements may involve a number of risks and uncertainties. Actual results may differ materially based on a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products and other risk factors detailed in the company’s most recent annual report and other filings with the Securities and Exchange Commission.

Contact:
      Roy Teng
      China Digital Communication Group
      (310) 461-1322
      e-mail: Email Contact